POWER OF ATTORNEY


     The undersigned director, officer, and/or shareholder of Park National Corporation hereby makes, constitutes, and appoints William T. McConnell, C. Daniel
DeLawder,

David L. Trautman, Brady T. Burt, or any one of them, as his or her true and lawful attorney-in-fact to sign, for him or her and in his or her name, place, and stead, and to cause to be filed with the Securities and Exchange Commission, any form, report, or other document, and any amendment or supplement thereto, which is required to be filed or which such attorney-in-fact deems should be filed under Section 16 of the Securities

Exchange Act of 1934, as amended, and the regulations promulgated thereunder, as amended, and to do all other things necessary to accomplish the foregoing; and hereby grants to such attorney-in-fact full power of substitution and revocation and hereby confirming and ratifying all that such attorney-in-fact or his or her substitute may do by virtue hereof.

          IN WITNESS WHEREOF, I have hereunto set my hand this 18th day of

March, 2013.



					/s/ Charles W. Noble, Sr.


														/s/ Leda J. Rutledge,
Notary Public
State of Ohio
Licking County
					My commission expires August 17, 2015